UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 6, 2009

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

License Agreements

On August 6, 2009, NexCen Brands, Inc. (the “Company”), through its wholly owned subsidiary TAF Australia, LLC (“TAFA”), entered into an Australia License Agreement and a New Zealand License Agreement (collectively, the “License Agreements”), each by and among TAFA, The Athlete’s Foot Australia Pty Ltd. (the “Licensee”) and RCG Corporation Ltd. (“RCG”).  The Athlete’s Foot Australia Pty Ltd., a subsidiary of RCG, was previously the master franchisee for The Athlete's Foot brand for the territories of Australia and New Zealand.

Pursuant to the License Agreements, which replaces all prior franchise agreements among the parties, TAFA granted the Licensee exclusive licenses of The Athlete’s Foot brand trademarks and trade dress for the territories of Australia and New Zealand for an initial 99 year term.  The Licensee may extend the term of each license agreement for three additional 50 year renewal terms for nominal additional consideration.  In consideration for the License Agreements, the Licensee paid TAFA a one-time, non-refundable license fee of $6.2 million.

TAFA is a special purpose, bankruptcy-remote limited liability company formed under the laws of Delaware, whose only assets are the License Agreements and the intellectual property that is the subject of those agreements.  The License Agreements contain customary representations and warranties relating to the licensed intellectual property and representations related to TAFA’s bankruptcy-remote structure.  The License Agreements grant the Licensee an option to purchase the licensed intellectual property or all of the ownership interests in TAFA for $10,000 if TAFA takes certain actions affecting its bankruptcy-remote structure, including transferring assets or assuming third party liabilities.  The License Agreements also grant the Licensee a first priority lien over TAFA’s assets to secure TAFA’s performance of certain provisions of the License Agreements.  TAFA’s performance is further secured by a deed of assignment of the licensed trademarks, which is held by a third party escrow agent to be released to the Licensee upon receipt of the requisite evidence of TAFA’s breach of certain provisions of the License Agreements.

The foregoing descriptions of the License Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the License Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Amendment of Credit Facility

On August 6, 2009, in connection with the entry into the License Agreements discussed above, the Company amended its existing bank credit facility (the “Facility”) by entering into an omnibus amendment (“Omnibus Amendment”) by and among the Company, NexCen Holding Corporation, a wholly owned subsidiary of the Company (“Issuer”), certain of the Issuer’s subsidiaries (“Subsidiary Borrowers”), and BTMU Capital Corporation (“BTMUCC”).

This Omnibus Amendment modifies certain provisions of the Facility and specifically the Facility’s security agreement and the security agreement supplement applicable to The Athlete’s Foot brand.  The key provisions of the Omnibus Amendment include the following:

•	Requires the Company to use $5 million of the proceeds from the execution of the License Agreements to pay down a portion of the Class B franchise note;

•
Allows the Company to use the remaining proceeds, up to $1.2 million, for expenditures, as approved in writing by BTMUCC, including capital expenditures to enable the Company’s manufacturing facility to supply pretzel dough and mix to its franchisees in addition to cookie dough; and

•	BTMUCC released its security interest in the intellectual property that is the subject of the License Agreements.

The foregoing description of the Omnibus Amendment to the Facility and the modifications contained therein does not purport to be complete and is qualified in its entirety by the terms and conditions of such Omnibus Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.  Additional information regarding the terms and conditions of the Facility are included in the Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on August 21, 2008, December 29, 2008, January 29, 2009 and July 15, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Company amended its existing bank credit facility.  The descriptions in Item 1.01 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1           Australia License Agreement dated August 6, 2009, by and among TAF Australia, LLC, The Athlete’s Foot Australia Pty Ltd. and RCG Corporation Ltd.

10.2           New Zealand License Agreement dated August 6, 2009, by and among TAF Australia, LLC, The Athlete’s Foot Australia Pty Ltd. and RCG Corporation Ltd.

10.3           Omnibus Amendment dated August 6, 2009, by and among NexCen Brands, Inc., NexCen Holding Corporation, the Subsidiary Borrowers parties thereto, and BTMU Capital Corporation.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 7, 2009.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel